Exhibit t

POWER OF ATTORNEY

I, the undersigned member of the Board of Directors of DNP Select Income Fund Inc. (the “Fund”), hereby constitute and appoint David D. Grumhaus, W. Patrick Bradley, and Kathryn L. Santoro, or any of them with full power to act alone, as my true and lawful agents and attorneys-in-fact with full power to sign for me in the capacity indicated below, on any or all registration statements, amendments thereto, including without limitation a registration statement on Form N-2, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, relating to a continuous public offering of the Fund’s common stock, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 12th day of October 2026.

/s/ George R. Aylward	/s/ Donald C. Burke
George R. Aylward, Director	Donald C. Burke, Director

/s/ Mareilé B. Cusack	/s/ Mark G. Kahrer
Mareilé B. Cusack, Director	Mark G. Kahrer, Director

/s/ Eileen A. Moran
Eileen A. Moran, Director and Chair